UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934
(Amendment No.   )

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☒	Definitive Information Statement

CREATIVE MEDICAL TECHNOLOGY HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

Copies to:

Ronald N. Vance

Vance, Higley & Associates, P.C.

Attorneys at Law

1656 Reunion Avenue

Suite 250

South Jordan, UT 84095

(801) 446-8802

(801) 446-8803 (fax)

ron@vancelaw.us

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CREATIVE MEDICAL TECHNOLOGY HOLDINGS, INC.

2017 W Peoria Avenue

Phoenix, AZ 85029

NOTICE OF ACTION BY WRITTEN CONSENT OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that the holders of more than a majority of the voting power of the stockholders of Creative Medical Technology Holdings, Inc., a Nevada corporation (the “Company” “we,” “us,” or “our”), have approved the following action without a meeting of stockholders in accordance with Sections 78.315 and 78.320 of the Nevada Revised Statutes:

The approval of an amendment to our Articles of Incorporation, as amended and corrected (the “Articles of Incorporation”), to increase our authorized shares of common stock from 600,000,000 to 3,000,000,000. The action will become effective on or about the 20th day after the definitive information statement is mailed to our stockholders.

Stockholders of record at the close of business on January 8, 2018 (the “Record Date”), are entitled to receive a copy of this information statement.

The enclosed information statement contains information pertaining to the matters acted upon.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY

	By	Order of the Board of Directors

Timothy Warbington
Chief Executive Officer
January 30, 2018

CREATIVE MEDICAL TECHNOLOGY HOLDINGS, INC.

2017 W Peoria Avenue

Phoenix, AZ 85029

DEFINITIVE INFORMATION STATEMENT

Action by Written Consent of Stockholders

GENERAL INFORMATION

WE ARE NOT ASKING YOU FOR A PROXY,

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This information statement is being furnished in connection with the action by written consent of stockholders taken without a meeting of a proposal to approve the actions described in this information statement. We are mailing this information statement to our stockholders of record on January 8, 2018.

What action was taken by written consent?

We obtained stockholder consent for the approval of an amendment to our Articles of Incorporation to increase our authorized shares of common stock, no par value (the “Common Stock”), from 600,000,000 to 3,000,000,000.

How many shares of voting stock were outstanding on January 8, 2018?

On January 8, 2018, the date we received the consent of the holders of a majority of the voting power of our stockholders, there were 119,973,694 shares of Common Stock outstanding.

What vote was obtained to approve the amendment to the Articles of Incorporation described in this Information Statement?

We obtained the approval of the holders of 65,844,993 shares of Common Stock, or approximately 54.88% of the voting power of our common stockholders.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Information included in this Information Statement may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This information may involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology. These forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that these projections included in these forward-looking statements will come to pass. The Company’s actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. The Company undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

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AMENDMENT TO THE ARTICLES OF INCORPORATION

TO INCREASE AUTHORIZED SHARES OF COMMON STOCK FROM 600,000,000 TO 3,000,000,000

Our Board of Directors and the holders of a majority of the voting power of our stockholders have approved an amendment to our Articles of Incorporation to increase our authorized shares of Common Stock from 600,000,000 to 3,000,000,000. The increase in our authorized shares of Common Stock will become effective upon the filing of the amendment to our Articles of Incorporation with the Secretary of State of the State of Nevada. We will file the amendment to our Articles of Incorporation to effect the increase in our authorized shares of Common Stock (the “Amendment”) approximately (but not less than) 20 days after the definitive information statement is mailed to stockholders.

The form of the Certificate of Amendment to be filed with the Secretary of State of the State of Nevada is set forth as Appendix A to this Information Statement.

Outstanding Shares and Purpose of the Amendment

Our Articles of Incorporation currently authorize us to issue a maximum of 600,000,000 shares of Common Stock, par value $0.001 per share. As of January 8, 2018, we had 119,973,694 shares of Common Stock issued and outstanding; however, we have entered into a series of financing transactions which require us to maintain a reserve of shares for conversions of outstanding debt which are at multiples based on our issued and outstanding shares of Common Stock. In addition, in order to obtain future financings, we may be required to have additional reserved shares. A summary of our outstanding financing transactions which, pursuant to their various terms, require the increase of authorized shares of Common Stock is as follows:

$100,000 Convertible Debenture

On May 2, 2017, the Company entered into a convertible debenture agreement with a lender for an aggregate principal amount of up to $400,000, for which up to $360,000 in proceeds was received. On May 2, 2017, the Company received the first tranche of proceeds of $85,000 for which the Company issued a convertible debenture in the face amount of $100,000. The Company did not receive any additional funds pursuant to the debenture. Under the terms of the agreement, the convertible debenture incurs interest at 0% per annum with an effective interest rate at 5% per annum and has a maturity date of three years from the date of funding, which represents May 2, 2020 for the first tranche of proceeds received.

The debenture is convertible under the following terms: 1) any time from issuance until 180 days at a fixed rate of $0.25 per share; 2) any time during the period beginning on the date which is 180 days following the date of the issuance at the lower of $0.25 or a conversion price equal to 65% (adjusted to 60% based upon the conversion rate of the $115,000 convertible note discussed below) of the second lowest closing trade price of the Company’s common stock for the 15 trading days immediately preceding the conversion date. The Company is required at all times to reserve shares of the Company’s common stock equal to 700% of the number of shares the convertible debenture is convertible into.

The conversion price is subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions and any issuances of securities below the conversion price of the convertible debenture. As of January 8, 2018, the lender had converted $45,000 of principal into 5,357,142 shares of common stock with 54,090,908 shares reserved with our transfer agent with a potential of up to 68,055,556 being reserved if and when the lender issues a request to our transfer agent.

$115,000 Convertible Note

On April 10, 2017, the Company entered into a convertible note agreement with a lender for an aggregate principal amount of $115,000, for which $103,250 in proceeds were received on May 5, 2017. Under the terms of the agreement, the convertible note incurs interest at 10% per annum and has a maturity date of January 10, 2018. The convertible note is convertible upon issuance into shares of the Company’s common stock at a conversion price equal to 60% of the two lowest trading prices of the Company’s common stock during the previous 25 trading days preceding the conversion date. The Company is required at all times to reserve shares of the Company’s common stock equal to 10 times the number of common shares the convertible note is convertible into.

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The conversion price is subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions and any issuances of securities below the conversion price of the convertible note. As of January 8, 2018, the lender has converted $13,110 of principal, accrued interest and conversion fees into 1,295,000 shares of common stock with 148,553,067 reserved with our transfer agent with a potential of up to 151,179,304 being reserved if and when the lender issues a request to our transfer agent.

$55,000 Convertible Note

On April 24, 2017, the Company entered into a convertible note agreement with a lender for an aggregate principal amount of $55,000, for which $47,500 in proceeds were received on May 8, 2017. Under the terms of the agreement, the convertible note incurs interest at 10% per annum and has a maturity date of April 24, 2018. The convertible note is convertible upon issuance and convertible into shares of the Company’s stock at a conversion price equal to 60% of the lowest trading price of the Company’s common stock during the previous 20 trading days preceding the conversion date. The Company is required at all times to reserve shares of the Company’s common stock equal to three times the number of common shares the convertible note is convertible into.

The conversion price is subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions and any issuances of securities below the conversion price of the convertible note. As of January 8, 2018, the lender has converted $20,000 of principal, interest and fees into 3,046,690 common shares with 28,035,256 shares reserved with our transfer agent with a potential of up to 30,744,619 being reserved if and when the lender issues a request to our transfer agent.

$50,000 Secured Convertible Note

On June 26, 2017, the Company entered into a convertible note agreement with a lender for an aggregate principal amount of $50,000, for which $50,000 in proceeds were received on June 26, 2017. Under the terms of the agreement, the convertible note incurs interest at 12% per annum and has a maturity date of December 26, 2017. The convertible note is convertible upon issuance and convertible into shares of the Company’s stock at a conversion price equal to or greater than $0.25 or a conversion price equal to 60% of the average closing trading price of the Company’s common stock during the previous 20 trading days preceding the conversion date.

The conversion price is subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions and any issuances of securities below the conversion price of the convertible note. As of January 8, 2018, no shares were reserved with our transfer agent with a potential of up to 151,179,304 being reserved if and when the lender issues a request to our transfer agent.

$50,000 Convertible Note

On July 19, 2017, the Company entered into a convertible note agreement with a lender for an aggregate principal amount of $50,000, for which $43,000 in proceeds were received on July 25, 2017. Under the terms of the agreement, the convertible note incurs interest at 5% per annum and has a maturity date of July 19, 2018. The convertible note is convertible upon issuance and convertible into shares of the Company’s stock at a conversion price equal to 60% of the lowest trading price of the Company’s common stock during the previous 20 trading days preceding the conversion date. The Company is required at all times to reserve shares of the Company’s common stock equal to ten times the number of common shares the convertible note is convertible into.

The conversion price is subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions and any issuances of securities below the conversion price of the convertible note. As of January 8, 2018, there were 194,029,660 shares reserved with our transfer agent with a potential of up to 213,356,164 being reserved if and when the lender issues a request to our transfer agent.

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$55,000 Convertible Note

On August 31, 2017, the Company entered into a convertible note agreement with a lender for an aggregate principal amount of $55,000, for which $47,500 in proceeds were received on September 1, 2017. Under the terms of the agreement, the convertible note incurs interest at 22% per annum and has a maturity date of August 31, 2018. The convertible note is convertible upon issuance and convertible into shares of the Company’s stock at a conversion price equal to 60% of the lowest trading price of the Company’s common stock during the previous 20 trading days preceding the conversion date. The Company is required at all times to reserve shares of the Company’s common stock equal to three times the number of common shares the convertible note is convertible into.

As of January 8, 2018, there were 2,115,384 shares reserved with our transfer agent with a potential of up to 49,507,534 being reserved if and when the lender issues a request to our transfer agent.

In the event of default, the holder has the right to require the Company to decrease the conversion price equal to 45% of the lowest trading price of the Company’s common stock during the previous 20 trading days preceding the conversion date.

$30,250 Convertible Note

On October 23, 2017, the Company entered into a convertible note agreement with a lender for an aggregate principal amount of $30,250, for which $25,000 in proceeds were received on October 30, 2017. Under the terms of the agreement, the convertible note incurs interest at 10% per annum and has a maturity date of October 23, 2018. The convertible note is convertible upon issuance and convertible into shares of the Company’s stock at a conversion price equal to 60% of the lowest trading price of the Company’s common stock during the previous 20 trading days preceding the conversion date. The Company is required at all times to reserve shares of the Company’s common stock equal to five times the number of common shares the convertible note is convertible into.

The conversion price is subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions and any issuances of securities below the conversion price of the convertible note. As of January 8, 2018, there were 15,125,000 shares reserved with our transfer agent with a potential of up to 42,934,741 being reserved if and when the lender issues a request to our transfer agent.

$58,000 Convertible Note

On November 27, 2017, the Company entered into a convertible note agreement with a lender for an aggregate principal amount of $58,000, for which $55,000 in proceeds were received on December 1, 2017. Under the terms of the agreement, the convertible note incurs interest at 12% per annum and has a maturity date of November 27, 2018. The convertible note is convertible upon issuance and convertible into shares of the Company’s stock at a conversion price equal to 61% of the average of the two lowest traded prices of the Company’s common stock during the previous 15 trading days preceding the conversion date. The Company is required at all times to reserve shares of the Company’s common stock equal to six times the number of common shares the convertible note is convertible into.

The conversion price is subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions and any issuances of securities below the conversion price of the convertible note. As of January 8, 2018, there were 16,299,765 shares reserved with our transfer agent with a potential of up to 98,096,804 being reserved if and when the lender issues a request to our transfer agent.

$30,000 Convertible Note

On December 18, 2017, the Company entered into a convertible note agreement with a lender for an aggregate principal amount of $30,000, for which $27,000 in proceeds were received on December 18, 2017. Under the terms of the agreement, the convertible note incurs interest at 12% per annum and has a maturity date of December 18, 2018. The convertible note is convertible upon issuance and convertible into shares of the Company’s stock at a conversion price equal to 61% of the average of the two lowest traded prices of the Company’s common stock during the previous 15 trading days preceding the conversion date. The Company is required at all times to reserve shares of the Company’s common stock equal to six times the number of common shares the convertible note is convertible into.

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The conversion price is subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions and any issuances of securities below the conversion price of the convertible note. As of January 8, 2018, there were 21,777,266 shares reserved with our transfer agent with a potential of up to 50,394,521 being reserved if and when the lender issues a request to our transfer agent.

The table below addresses convertible and share reserve requirements (per requests from the lenders) as of January 8, 2018 (the record date):

Debt Convertible into Shares of Common Stock as of January 8, 2018	Share Reserve Requirements Per Requests from Lenders as of January 8, 2018
108,885,965 shares of Common Stock	480,026,306 shares of Common Stock

The debt is convertible at a rate that is dependent upon the trading price of our Common Stock and, as such, is variable.

Based on the above, the Board of Directors believes that the increase in our authorized Common Stock will allow us to comply with existing financing agreements and will also provide us greater flexibility with respect to the Company’s capital structure for purposes of obtaining additional financings.

Effects of the Increase in Authorized Common Stock

In the event of conversions of outstanding debt and the increase in authorized due to reserve requirements of existing financing agreements, the additional shares of Common Stock will have the same rights as the presently authorized shares, including the right to cast one vote per share of Common Stock. Although debt conversions and the authorization of additional shares will not, in itself, have any effect on the rights of any holder of our Common Stock, the future issuance of additional shares of Common Stock pursuant to the conversions of outstanding debt, amongst others (other than by way of a stock split or dividend), would have the effect of diluting the voting rights and could have the effect of diluting earnings per share and book value per share of existing stockholders.

At present, the Board of Directors has no plans to issue the additional shares of Common Stock authorized by the Amendment (except for conversions of outstanding debt, as exercised by lenders). However, it is possible that some of these additional shares could be used in the future for various other purposes without further stockholder approval, except as such approval may be required in particular cases by our charter documents, applicable law or the rules of any stock exchange or other quotation system on which our securities may then be listed. These purposes may include: raising capital, providing equity incentives to employees, officers or directors, establishing strategic relationships with other companies, and expanding the Company’s business or product lines through the acquisition of other businesses or products.

We could also use the additional shares of Common Stock that will become available pursuant to the Amendment to oppose a hostile takeover attempt or to delay or prevent changes in control or management of the Company. Although the Board’s approval of the Amendment was not prompted by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at the Company), nevertheless, stockholders should be aware that the Amendment could facilitate future efforts by us to deter or prevent changes in control of the Company, including transactions in which stockholders of the Company might otherwise receive a premium for their shares over then current market prices.

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BENEFICIAL OWNERSHIP OF SECURITIES AND SECURITY OWNERSHIP OF MANAGEMENT

The following table and footnotes thereto sets forth information regarding the number of shares of common stock beneficially owned by (i) each director and named executive officer of our company, (ii) each person known by us to be the beneficial owner of 5% or more of its issued and outstanding shares of common stock, and (iii) all named executive officers and directors of the Company as a group. In calculating any percentage in the following table of common stock beneficially owned by one or more persons named therein, the following table assumes 119,973,694 shares of common stock issued and outstanding. Unless otherwise further indicated in the following table, the persons and entities named in the following table have sole voting and sole investment power with respect to the shares set forth opposite the shareholder’s name, subject to community property laws, where applicable. Unless as otherwise indicated in the following table and/or the footnotes thereto, the address of each person beneficially owning in excess of 5% of the outstanding common stock named in the following table is: 2017 W Peoria Avenue, Phoenix, Arizona 85029.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class(1)
Named Executive Officers and Directors
Timothy Warbington	65,152,594	(2)	54.29%
Donald Dickerson	1,293,333		1.08%
Thomas Ichim PhD	2,586,667	(3)	2.16%
Amit Patel, MD	3,880,000	(4)	3.23%
Steven L. White	-		-
Executive Officers and Directors as a Group (5 Persons)	72,912,594		60.76%
5% Beneficial Holders
Creative Medical Health, Inc.(5) 2007 W Peoria Ave Phoenix, AZ 85029	58,685,927	(6)	48.90%
Timothy Herbst 2031 W. Peoria Ave. Phoenix, AZ 85029	11,446,667	(7)	9.53%
Henry Baldenegro 2332 East Bishop Drive Tempe, Arizona 85282	9,940,568	(8)	8.29%

(1)	Under Rule 13d-3 of the Exchange Act, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the above table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on the date of this report.
(2)	Includes 58,685,927 shares beneficially owned by Creative Medical Health, Inc., for which Mr. Warbington serves as President and Chief Executive Officer.
(3)	These shares are held by Biotech Holdings LLC, a limited liability company controlled by Mr. Ichim.
(4)	These shares are held by Jadi Cells, LLC, a limited liability company controlled by Mr. Patel.
(5)	Mr. Warbington, as President and CEO, has voting and investment power over these shares which are included in shares beneficially owned by him above.
(6)	Includes 30,000 shares issuable upon exercise of warrants.
(7)	Includes 100,000 shares issuable upon exercise of warrants.
(8)	Includes 293,560 shares purchasable upon exercise of vested options issued by CMH to Mr. Baldenegro and 100,000 shares issuable upon exercise of warrants.

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DESCRIPTION OF SECURITIES

General

Our current authorized capital stock consists of 600,000,000 shares of common stock and 10,000,000 shares of preferred stock, par value $0.001 per share. We have issued 3,000,000 shares of Series A Preferred Stock. Our Board of Directors can, without shareholder approval, cause additional shares of preferred stock to be issued and may determine the price, rights, preferences, privileges and restrictions, including voting rights, of those additional shares. If our Board of Directors causes additional shares of preferred stock to be issued, the rights of the holders of our common stock could be adversely affected. Our Board of Directors’ ability to determine the terms of preferred stock and to cause its issuance, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire a majority of our outstanding voting stock. Additional preferred shares issued by our Board of Directors could include voting rights, or even super voting rights, which could shift the ability to control the Company to the holders of the preferred stock. Additional preferred shares could also have conversion rights into shares of common stock at a discount to the market price of the common stock which could negatively affect the market for our common stock. In addition, additional preferred shares would have preference in the event of liquidation of the Company, which means that the holders of additional preferred shares would be entitled to receive the net assets of the Company distributed in liquidation before the common stock holders receive any distribution of the liquidated assets. We have no current plans to issue any additional shares of preferred stock.

Common Stock

We are authorized to issue up to 600,000,000 shares of $0.001 par value common stock. The holders of common stock, including the shares offered hereby, are entitled to equal dividends and distributions, per share, with respect to the common stock when, as and if declared by our Board of Directors from funds legally available therefore. No holder of any shares of common stock has a pre-emptive right to subscribe for any securities of our company nor are any common shares subject to redemption or convertible into other securities of our company. Upon liquidation, dissolution or winding up of our company, and after payment of creditors and preferred shareholders, if any, the assets will be divided pro-rata on a share-for-share basis among the holders of the shares of common stock.

Each share of common stock is entitled to one vote with respect to the election of any director or any other matter upon which shareholders are required or permitted to vote. Under Nevada corporate law, holders of our common stock do not have cumulative voting rights, so that the holders of more than 50% of the combined shares voting for the election of directors may elect all of the directors, if they choose to do so and, in that event, the holders of the remaining shares will not be able to elect any members to our Board of Directors.

Preferred Stock

We are authorized to issue up to 10,000,000 shares of $0.001 par value preferred stock. On January 12, 2018, we authorized, adopted, and filed the Certificate of Designation creating the Series A Preferred Stock from the authorized preferred shares of the Company. The Series A Preferred Stock has the following rights and preferences:

•           The new series consists of 3,000,000 shares of the authorized but unissued preferred stock of the Company;

•           Holders of the Series A Preferred Stock will be entitled to participate with the holders of the Company’s common stock pari passu in any dividends paid or set aside for payment by the Board of Directors;

•           Upon liquidation holders of shares of Series A Preferred Stock then outstanding will be entitled to receive, before any payment is made or any assets distributed to the holders of the common stock, an amount per share of the Series A Preferred Stock equal to $0.05 plus simple interest at the rate of 8% per annum from the issuance date of the outstanding shares of Series A Preferred Stock;

•           Each Share of Series A Preferred Stock entitles the holder thereof to vote with the holders of common stock, voting together as a single class, with respect to any and all matters presented to the holders of common stock and entitles each share of Series A Preferred Stock to cast 1,000 votes per share;

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•           On or after the fourth anniversary of the issuance date of shares of the Series A Preferred Stock, the Company, at its option, may redeem all, but not less than all, of the outstanding shares of Series A Preferred Stock by paying to the holder a cash amount equaling $0.05 plus simple interest at the rate of 8% per annum from the date of issuance of the shares, plus any accrued and unpaid dividends thereon to the date fixed for redemption; and

•           The Series A Preferred Stock is not convertible into common shares or any other class of authorized stock of the Company.

Nevada Anti-Takeover Laws

The Nevada Business Corporation Law contains a provision governing “Acquisition of Controlling Interest.” This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested shareholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires “control shares” whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges: (1) 20 to 33 1/3%, (2) 33 1/3 to 50%, or (3) more than 50%. A “control share acquisition” is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The shareholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the Articles of Incorporation or Bylaws of the corporation. Our Articles of Incorporation and Bylaws do not exempt our common stock from the control share acquisition act. The control share acquisition act is applicable only to shares of “Issuing Corporations” as defined by the act. An Issuing Corporation is a Nevada corporation, which; (1) has 200 or more shareholders, with at least 100 of such shareholders being both shareholders of record and residents of Nevada; and (2) does business in Nevada directly or through an affiliated corporation.

At this time, we do not have 100 shareholders of record resident of Nevada. Therefore, the provisions of the control share acquisition act do not apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply to us, the provisions of the control share acquisition act may discourage companies or persons interested in acquiring a significant interest in or control of the company, regardless of whether such acquisition may be in the interest of our shareholders.

The Nevada “Combination with Interested Stockholders Statute” may also have an effect of delaying or making it more difficult to effect a change in control of the company. This statute prevents an “interested stockholder” and a resident domestic Nevada corporation from entering into a “combination,” unless certain conditions are met. The statute defines “combination” to include any merger or consolidation with an “interested stockholder,” or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an “interested stockholder” having; (1) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation; (2) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation; or (3) representing 10% or more of the earning power or net income of the corporation. An “interested stockholder” means the beneficial owner of 10% or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof. A corporation affected by the statute may not engage in a “combination” within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. If approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of: (1) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher; (2) the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher; or (3) if higher for the holders of preferred stock, the highest liquidation value of the preferred stock. The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of the company from doing so if it cannot obtain the approval of our board of directors.

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Currently, we have no Nevada shareholders. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do so. Accordingly, there are no anti-takeover provisions that have the effect of delaying or preventing a change in our control.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We intend to develop a dividend policy in the future as we complete the testing of the ED treatment and commence marketing efforts.

DISSENTER’S RIGHTS

Under the Nevada Revised Statutes, holders of shares of Common Stock are not entitled to dissenters’ rights with respect to any aspect of the Amendment, and we will not independently provide holders with any such right.

INTEREST OF CERTAIN PERSONS IN THE AMENDMENT

No director, executive officer, associate of any director or executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the Amendment which is not shared by all other holders of the shares of Common Stock.

AVAILABLE INFORMATION

We are subject to the information and reporting requirements of the Exchange Act and in accordance with such Act we file periodic reports, documents and other information with the Securities and Exchange Commission relating to our business, financial statements and other matters. Such reports and other information may be inspected and are available for copying at the public reference facilities of the Securities and Exchange Commission at 100 F Street, N.E., Washington D.C. 20549 or may be accessed at www.sec.gov.

	By	Order of the Board of Directors

Timothy Warbington
Chief Executive Officer
January 30, 2018

10

Appendix A

CERTIFICATE OF AMENDMENT

TO ARTICLES OF INCORPORATION FOR NEVADA PROFIT CORPORATIONS

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.             Name of Corporation: Creative Medical Technology Holdings, Inc.

2.            The Articles have been amended as follows:

Article IV(a) is hereby amended to read as follows:

(a)             Common Stock. The aggregate number of shares of Common Stock which the Corporation shall have authority to issue is 3,000,000,000 at a par value of $0.001 per share. All stock, when issued shall be fully paid and non-assessable, shall be of the same class, and shall have the same rights and preferences.

Each share of Common Stock shall be entitled to one vote at a stockholders’ meeting, either in person or by proxy. Cumulative voting in elections of Directors and all other matters brought before stockholder meetings, whether they be annual or special, shall not be permitted.

The holders of the capital stock of the Corporation shall not be personally liable for the payment of the Corporation’s debts, and private property of the holders of the capital stock of the Corporation shall not be subject to the payment of debts of the Corporation to any extent whatsoever.

Stockholders of the Corporation shall not have any preemptive rights to subscribe for additional issues of stock of the Corporation except as may be agreed upon from time to time by the Corporation and any stockholder.

3.             The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the Articles of Incorporation have voted in favor of the amendment is: 54.88%.

4.             Effective date of filing: (optional)

5.             Signature:

Timothy Warbington, Chief Executive Officer